Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Onconetix, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other	38,769,702	$0.54	$20,935,639.08	0.0001381	$2,891.21

Total Offering Amounts:							$20,935,639.08		2,891.21
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,891.21

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the sum of (i) up to 25,750,054 shares of Common Stock, which represents 150% of the aggregate number of shares of Common Stock issuable upon the exercise of additional warrants to purchase 17,166,703 shares of Common Stock (the "Series D Warrants") initially issued to institutional investors in a private placement transaction, which closed on September 22, 2025, and such shares of Common Stock being registered herein representing the unexercised portion of such Series D Warrants and (ii) up to 13,019,648 shares of Common Stock, which represents 150% of the aggregate number of shares of Common Stock issuable upon the exercise of additional warrants to purchase 8,679,765 shares of Common Stock (the "Series E Warrants") initially issued to institutional investors in a private placement transaction, which closed on October 2, 2025, and such shares of Common Stock being registered herein representing the unexercised portion of such Series E Warrants.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on The Nasdaq Stock Market LLC on May 5, 2026 ($0.54 per share), in accordance with Rule 457(c) of the Securities Act.

Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810.